MetLife Investors USA Insurance Company
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

Financial Statements
As of December 31, 2005 and 2004
and
For Each of the Years Ended December 31, 2005, 2004 and 2003
and
Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder of
MetLife Investors USA Insurance Company:
We have audited the accompanying balance sheets of MetLife Investors USA Insurance Company (the “Company”) as of December 31, 2005 and 2004, and the related statements of income, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of MetLife Investors USA Insurance Company at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1, the Company changed its method of accounting for certain non-traditional long duration contracts and separate accounts as required by new accounting guidance which became effective on January 1, 2004 and recorded the impact as cumulative effect of change in accounting principle.
/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Tampa, Florida
April 20, 2006
(October 19, 2006 as to Note 13)

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

BALANCE SHEETS
DECEMBER 31, 2005 and 2004
(In millions, except share and per share data)

	2005	2004
ASSETS
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $4,377 and $3,346, respectively)	$4,419	$3,443
Mortgage loans on real estate	449	402
Policy loans	35	35
Other limited partnership interests	4	4
Short-term investments	283	130
Other invested assets	28	—

Total investments	5,218	4,014
Cash and cash equivalents	50	144
Accrued investment income	53	41
Premiums and other receivables	1,709	1,163
Deferred policy acquisition costs	1,206	678
Current income taxes receivable	47	170
Other assets	287	146
Separate account assets	13,286	10,291

Total assets	$21,856	$16,647

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Future policy benefits	$267	$141
Policyholder account balances	4,854	4,591
Other policyholder funds	1,006	7
Long-term debt	435	35
Deferred income taxes payable	158	79
Payables for collateral under securities loaned and other transactions	987	790
Other liabilities	169	87
Separate account liabilities	13,286	10,291

Total liabilities	21,162	16,021

Stockholder’s Equity:
Preferred stock, par value $1.00 per share; 200,000 shares authorized, issued and outstanding	—	—
Common stock, par value $200.00 per share; 15,000 shares authorized; 11,000 shares issued and outstanding	2	2
Additional paid-in capital	398	398
Retained earnings	338	190
Accumulated other comprehensive income (loss)	(44)	36

Total stockholder’s equity	694	626

Total liabilities and stockholder’s equity	$21,856	$16,647

See accompanying notes to financial statements.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 and 2003
(In millions)

	2005	2004	2003
REVENUES
Premiums	$59	$9	$6
Universal life and investment-type product policy fees	420	159	88
Net investment income	221	207	199
Other revenues	76	26	—
Net investment gains (losses)	(10)	(9)	(10)

Total revenues	766	392	283

EXPENSES
Policyholder benefits and claims	47	18	7
Interest credited to policyholder account balances	216	153	146
Other expenses	298	179	75

Total expenses	561	350	228

Income before provision for income taxes	205	42	55
Provision for income taxes	57	17	18

Income before cumulative effect of a change in accounting	148	25	37
Cumulative effect of a change in accounting, net of income taxes	—	2	—

Net income	$148	$27	$37

See accompanying notes to financial statements.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

STATEMENTS OF STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 and 2003
(In millions)

					Accumulated
			Additional		Other
	Preferred	Common	Paid-in	Retained	Comprehensive
	Stock	Stock	Capital	Earnings	Income (Loss)	Total
Balance at January 1, 2003	$—	$2	$48	$126	$31	$207
Capital contribution			50			50
Comprehensive income:
Net income				37		37
Other comprehensive income:
Unrealized gains (losses) on derivative instruments, net of income taxes					(1)	(1)
Unrealized investment gains (losses), net of related offsets and income taxes					9	9

Other comprehensive income (loss)						8

Comprehensive income						45

Balance at December 31, 2003	—	2	98	163	39	302
Capital contribution			300			300
Comprehensive income (loss):
Net income				27		27
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income taxes					(2)	(2)
Unrealized investment gains (losses), net of related offsets and income taxes					(1)	(1)

Other comprehensive income (loss)						(3)

Comprehensive income (loss)						24

Balance at December 31, 2004	—	2	398	190	36	626
Comprehensive income:
Net income				148		148
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of income taxes					1	1
Unrealized investment gains (losses), net of related offsets and income taxes					(81)	(81)

Other comprehensive income (loss)						(80)

Comprehensive income						68

Balance at December 31, 2005	$—	$2	$398	$338	$(44)	$694

See accompanying notes to financial statements.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 and 2003
(In millions)

	2005	2004	2003
Cash flows from operating activities
Net income	$148	$27	$37
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of premiums and accretion of discounts associated with investments, net	15	21	17
(Gains) losses from sales of investments, net	10	9	10
Interest credited to policyholder account balances	216	153	146
Universal life and investment-type product policy fees	(420)	(159)	(88)
Change in accrued investment income	(13)	—	(8)
Change in premiums and other receivables	(549)	(1,108)	33
Change in deferred policy acquisition costs, net	(132)	(165)	(237)
Change in insurance-related liabilities	133	17	6
Change in income taxes payable	243	(29)	(53)
Change in other assets	81	140	58
Change in other liabilities	96	(106)	(17)

Net cash used in operating activities	(172)	(1,200)	(96)

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturities	1,943	1,521	1,491
Equity securities	—	2	—
Mortgage loans on real estate	24	72	54
Purchases of:
Fixed maturities	(2,685)	(1,482)	(2,418)
Mortgage loans on real estate	(20)	(42)	(50)
Net change in short-term investments	(153)	7	(74)
Net change in other invested assets	(19)	1	(4)

Net cash provided by (used in) investing activities	(910)	79	(1,001)

Cash flows from financing activities
Policyholder account balances:
Deposits	3,789	4,541	4,334
Withdrawals	(3,398)	(3,898)	(3,571)
Net change in payable under securities loaned and other transactions	197	122	443
Long-term debt issued	400	—	—
Capital contribution from the parent	—	300	50

Net cash provided by financing activities	988	1,065	1,256

Change in cash and cash equivalents	(94)	(56)	159
Cash and cash equivalents, beginning of year	144	200	41

Cash and cash equivalents, end of year	$50	$144	$200

Supplemental disclosures of cash flow information:
Net cash paid during the period for:
Interest	$18	$2	$2

Income taxes	$(3)	$(2)	$(12)

See accompanying notes to financial statements.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS
1. SUMMARY OF ACCOUNTING POLICIES
Business
MetLife Investors USA Insurance Company (the “Company”), a Delaware domiciled life insurance company is a wholly owned subsidiary of MetLife Investors Group, Inc. (“MLIG”). MLIG is a wholly owned subsidiary of MetLife, Inc. (“MetLife”). The Company markets, administers and insures a broad range of term life and universal life insurance policies and variable and fixed annuity contracts.
Basis of Presentation
Certain amounts in the prior years’ financial statements have been reclassified to conform with the 2005 presentation. Two material reclassifications relate to the statements of cash flows presentation of payables for collateral under securities loaned and other transactions and certain reinsurance receivable balances. The net change in payable for collateral under securities loaned and other transactions of $122 million and $443 million have been reclassified from cash flows from investing activities to cash flows from financing activities on the statements of cash flows for the years ended December 31, 2004 and 2003, respectively. Reflected in the balance sheet and the statements of cash flows is a reclassification of the reinsurance receivables. Premiums and other receivables and other liabilities reclassifications on the balance sheet include $31 million at December 31, 2004. The net effect to the change in premiums and other receivables and the change in other liabilities on the statements of cash flows is $31 million and $38 million for the years ended December 31, 2004 and 2003, respectively.
Summary of Critical Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining: (i) investment impairments; (ii) the fair value of investments in the absence of quoted market values; (iii) the fair value of and accounting for derivatives; (iv) the capitalization and amortization of deferred policy acquisition costs (“DAC”); (v) the liability for future policyholder benefits; and (vi) the liability for litigation and regulatory matters; and (vii) accounting for reinsurance transactions. In applying these policies, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s businesses and operations. Actual results could differ from these estimates.
Investments
The Company’s principal investments are in fixed maturities and mortgage loans on real estate, each of which are exposed to three primary sources of investment risk: credit, interest rate and market

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
valuation. The financial statement risks are those associated with the recognition of impairments and income, as well as the determination of fair values. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations used by the Company in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the market value has been below cost or amortized cost; (ii) the potential for impairments of securities when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources; (vi) the Company’s ability and intent to hold the security for a period of time sufficient to allow for recovery of its value to an amount equal or greater than the cost or amortized cost; (vii) unfavorable changes in forecasted cash flows on asset-backed securities; and (viii) other subjective factors, including concentrations and information obtained from regulators and rating agencies. In addition, the earnings on certain investments are dependent upon market conditions, which could result in prepayments and changes in amounts to be earned due to changing interest rates or equity markets. The determination of fair values in the absence of quoted market values is based on: (i) valuation methodologies; (ii) securities the Company deems to be comparable; and (iii) assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. In addition, the Company enters into limited partnerships for which the Company may be deemed to be the primary beneficiary and, therefore, may be required to consolidate such investments. The accounting rules for the determination of the primary beneficiary are complex and require evaluation of the contractual rights and obligations associated with each party involved in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party.
Derivatives
The Company enters into freestanding derivative transactions primarily to manage the risk associated with variability in cash flows or changes in fair values related to the Company’s financial assets and liabilities. The associated financial statement risk is the volatility in net income which can result from (i) changes in fair value of derivatives not qualifying as accounting hedges; (ii) ineffectiveness of designated hedges; and (iii) counterparty default. In addition, there is a risk that embedded derivatives requiring bifurcation are not identified and reported at fair value in the financial statements. Accounting for derivatives is complex, as evidenced by significant authoritative interpretations of the primary accounting standards which continue to evolve, as well as the significant judgments and estimates involved in determining fair value in the absence of quoted market values. These estimates are based on valuation methodologies and assumptions deemed appropriate under the circumstances. Such assumptions include estimated volatility and interest rates used in the determination of fair value

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
where quoted market values are not available. The use of different assumptions may have a material effect on the estimated fair value amounts.
Deferred Policy Acquisition Costs
The Company incurs significant costs in connection with acquiring new and renewal insurance business. These costs, which vary with and are primarily related to the production of that business, are deferred. The recovery of DAC is dependent upon the future profitability of the related business. The amount of future profit is dependent principally on investment returns in excess of the amounts credited to policyholders, mortality, persistency, interest crediting rates, expenses to administer the business, creditworthiness of reinsurance counterparties and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns are most likely to impact the rate of amortization of such costs. The aforementioned factors enter into management’s estimates of gross profits, which generally are used to amortize such costs. Revisions to estimates result in changes to the amounts expensed in the reporting period in which the revisions are made and could result in the impairment of the asset and a charge to income if estimated future gross profits are less than amounts deferred. In addition, the Company utilizes the reversion to the mean assumption, a common industry practice, in its determination of the amortization of DAC. This practice assumes that the expectation for long-term appreciation in equity markets is not changed by minor short-term market fluctuations, but that it does change when large interim deviations have occurred.
Liability for Future Policy Benefits
The Company establishes liabilities for amounts payable under insurance policies, including term life insurance and annuities with life contingencies. Generally, amounts are payable over an extended period of time and liabilities are established based on methods and underlying assumptions in accordance with GAAP and applicable actuarial standards. Principal assumptions used in the establishment of liabilities for future policy benefits are mortality, expenses, persistency, investment returns and inflation. Utilizing these assumptions, liabilities are established on a block of business basis.
Differences between actual experience and the assumptions used in pricing these policies and in the establishment of liabilities result in variances in profit and could result in losses. The effects of changes in such estimated liabilities are included in the results of operations in the period in which the changes occur.
Reinsurance
The Company enters into reinsurance transactions as both a provider and a purchaser of reinsurance. Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risks. The Company periodically reviews actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded and assumed reinsurance and evaluates the financial strength of counterparties to its reinsurance agreements using

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
criteria similar to that evaluated in the security impairment process discussed previously. Additionally, for each of its reinsurance contracts, the Company must determine if the contract provides indemnification against loss or liability relating to insurance risk, in accordance with applicable accounting standards. The Company must review all contractual features, particularly those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims. If the Company determines that a reinsurance contract does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the contract using the deposit method of accounting.
Litigation
The Company is a party to a number of legal actions and regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate the impact on the Company’s financial position. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. Liabilities related to certain lawsuits are especially difficult to estimate due to the limitation of available data and uncertainty regarding numerous variables used to determine amounts recorded. On a quarterly and annual basis, the Company reviews relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in the Company’s financial statements. The review includes senior legal and financial personnel. It is possible that an adverse outcome in certain of the Company’s litigation and regulatory investigations or the use of different assumptions in the determination of amounts recorded could have a material effect upon the Company’s net income or cash flows in particular annual periods.
Significant Accounting Policies
Investments
The Company’s fixed maturities are classified as available-for-sale and are reported at their estimated fair value. Unrealized investment gains and losses on securities are recorded as a separate component of other comprehensive income or loss, net of policyholder related amounts and deferred income taxes. The cost of fixed maturities is adjusted for impairments in value deemed to be other-than-temporary in the period in which the determination is made. These adjustments are recorded as investment losses. The assessment of whether such impairment has occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. Management considers a wide range of factors, as described in “– Summary of Critical Accounting Estimates-Investments,” about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential.
The Company’s review of its fixed maturities for impairments also includes an analysis of the total gross unrealized losses by three categories of securities: (i) securities where the estimated fair value had declined and remained below cost or amortized cost by less than 20%; (ii) securities where the

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
estimated fair value had declined and remained below cost or amortized cost by 20% or more for less than six months; and (iii) securities where the estimated fair value had declined and remained below cost or amortized cost by 20% or more for six months or greater.
Investment gains and losses on sales of securities are determined on a specific identification basis. All security transactions are recorded on a trade date basis. Amortization of premium and accretion of discount on fixed maturity securities is recorded using the effective interest method.
Mortgage loans on real estate are stated at amortized cost, net of valuation allowances. Loans are considered to be impaired when it is probable that, based upon current information and events, the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. Valuation allowances are established for the excess carrying value of the mortgage loan over the present value of expected future cash flows discounted at the loan’s original effective interest rate, the value of the loan’s collateral or the loan’s market value if the loan is being sold. The Company also establishes allowances for loan loss when a loss contingency exists for pools of loans with similar characteristics, for example, mortgage loans based on similar property types and loan to value risk factors. A loss contingency exists when the likelihood that a future event will occur is probable based on past events. Changes in valuation allowances are included in net investment gains and losses. Interest income earned on impaired loans is accrued on the principal amount of the loan based on the loan’s contractual interest rate. However, interest ceases to be accrued for loans on which interest is generally more than 60 days past due and/or where the collection of interest is not considered probable. Cash receipts on impaired loans are recorded as a reduction of the recorded investment.
Policy loans are stated at unpaid principal balances.
Short-term investments are stated at amortized cost, which approximates fair value.
Other invested assets consist principally of derivatives carried at fair value as determined by quoted market prices or through the use of pricing models.
Derivative Financial Instruments
Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, or other financial indices. Derivatives may be exchange traded or contracted in the over-the-counter market. The Company uses a variety of derivatives, including swaps, forwards, futures and option contracts, to manage its various risks. Additionally, the Company can enter into income generation and replication derivatives as permitted by its Derivatives Use Plan. Freestanding derivatives are carried on the Company’s balance sheet either as assets within other invested assets or as liabilities within other liabilities at fair value as determined by quoted market prices or through the use of pricing models. Values can be affected by changes in interest rates, foreign exchange rates, financial indices, credit spreads, market volatility, and liquidity. Values can also be affected by changes in estimates and assumptions used in pricing models. If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
Instruments and Hedging Activities (“SFAS 133”), as amended, changes in the fair value of the derivative are reported in net investment gains (losses).
To qualify for hedge accounting, at the inception of the hedging relationship, the Company formally documents its risk management objective and strategy for undertaking the hedging transaction, as well as its designation of the hedge as either (i) a hedge of the fair value of a recognized asset or liability or unrecognized firm commitment (“fair value hedge”); (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”); or (iii) a hedge of a net investment in a foreign operation. In this documentation, the Company sets forth how the hedging instrument is expected to hedge the designated risks related to the hedged item and sets forth the method that will be used to retrospectively and prospectively assess the hedging instrument’s effectiveness and the method which will be used to measure ineffectiveness. A derivative designated as a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed at inception and periodically throughout the life of the designated hedging relationship.
Under a fair value hedge, changes in the fair value of the hedging derivative, including amounts measured as ineffectiveness, and changes in the fair value of the hedged item related to the designated risk being hedged, are reported within net investment gains (losses). The fair values of the hedging derivatives are exclusive of any accruals that are separately reported in the statement of income within interest income or interest expense to match the location of the hedged item.
Under a cash flow hedge, changes in the fair value of the hedging derivative measured as effective are reported within other comprehensive income (loss), a separate component of stockholder’s equity, and the deferred gains or losses on the derivative are reclassified into the statement of income when the Company’s earnings are affected by the variability in cash flows of the hedged item. Changes in the fair value of the hedging instrument measured as ineffectiveness are reported within net investment gains (losses). The fair values of the hedging derivatives are exclusive of any accruals that are separately reported in the statement of income within interest income or interest expense to match the location of the hedged item.
In a hedge of a net investment in a foreign operation, changes in the fair value of the hedging derivative that are measured as effective are reported within other comprehensive income (loss) consistent with the translation adjustment for the hedged net investment in the foreign operation. Changes in the fair value of the hedging instrument measured as ineffectiveness are reported within net investment gains (losses). The Company had no foreign operations, nor hedges for net investments in foreign operations during the years ended December 31, 2005, 2004 and 2003.
The Company discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; (ii) the derivative expires, is sold, terminated, or exercised; (iii) it is no longer probable that the hedged forecasted transaction will occur; (iv) a hedged firm commitment no longer meets the definition of a firm commitment; or (v) the derivative is de-designated as a hedging instrument.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
When hedge accounting is discontinued because it is determined that the derivative is not highly effective in offsetting changes in the fair value or cash flows of a hedged item, the derivative continues to be carried on the balance sheet at its fair value, with changes in fair value recognized currently in net investment gains (losses). The carrying value of the hedged recognized asset or liability under a fair value hedge is no longer adjusted for changes in its fair value due to the hedged risk, and the cumulative adjustment to its carrying value is amortized into income over the remaining life of the hedged item. Provided the hedged forecasted transaction is still probable of occurrence, the changes in fair value of derivatives recorded in other comprehensive income (loss) related to discontinued cash flow hedges are released into the statement of income when the Company’s earnings are affected by the variability in cash flows of the hedged item.
When hedge accounting is discontinued because it is no longer probable that the forecasted transactions will occur by the end of the specified time period or the hedged item no longer meets the definition of a firm commitment, the derivative continues to be carried on the balance sheet at its fair value, with changes in fair value recognized currently in net investment gains (losses). Any asset or liability associated with a recognized firm commitment is derecognized from the balance sheet, and recorded currently in net investment gains (losses). Deferred gains and losses of a derivative recorded in other comprehensive income (loss) pursuant to the cash flow hedge of a forecasted transaction are recognized immediately in net investment gains (losses).
In all other situations in which hedge accounting is discontinued, the derivative is carried at its fair value on the balance sheet, with changes in its fair value recognized in the current period as net investment gains (losses).
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.
Deferred Policy Acquisition Costs
The costs of acquiring new and renewal insurance business that vary with, and are primarily related to, the production of that business are deferred. Such costs consist principally of commissions and agency and policy issue expenses.
DAC is amortized with interest over the expected life of the contract for universal life and investment-type products. Generally, DAC is amortized in proportion to the present value of estimated profits from investment, mortality, expense margins and surrender charges. Interest rates used to compute the present value of estimated gross profits are based on rates in effect at the inception or acquisition of the contracts.
Actual gross profits can vary from management’s estimates resulting in increases or decreases in the rate of amortization. Management utilizes the reversion to the mean assumption, a common industry

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
practice, in its determination of the amortization of DAC. This practice assumes that the expectation for long-term equity investment appreciation is not changed by minor short-term market fluctuations, but that it does change when large interim deviations have occurred. Management periodically updates these estimates and evaluates the recoverability of DAC. When appropriate, management revises its assumptions of the estimated profits of these contracts, and the cumulative amortization is re-estimated and adjusted by a cumulative charge or credit to current operations.
DAC for non-participating term life and annuity policies with life contingencies are amortized in proportion to anticipated premiums. Assumptions as to anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied during the lives of the contracts. Deviations from estimated experience are included in operations when they occur. For these contracts, the amortization period is typically the estimated life of the policy.
Policy acquisition costs related to internally replaced contracts are expensed at the date of replacement.
Sales Inducements
The Company has two different types of sales inducements which are included in other assets: (i) the policyholder receives a bonus whereby the policyholder’s initial account balance is increased by an amount equal to a specified percentage of the customer’s deposit; and (ii) the policyholder receives a higher interest rate using a dollar cost averaging method than would have been received based on the normal general account interest rate credited. The Company defers sales inducements and amortizes them over the life of the policy using the same methodology and assumptions used to amortize DAC.
Liability for Future Policy Benefits and Policyholder Account Balances
Future policy benefits for non-participating term life insurance policies are equal to the aggregate of (i) the present value of future benefit payments and related expenses less the present value of future net premiums and (ii) premium deficiency reserves, if any. Assumptions as to mortality and persistency are based upon the Company’s experience when the basis of the liability is established. Interest rates for the aggregate future policy benefit liabilities range from 5% to 7%.
Future policy benefit liabilities for traditional fixed annuities after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 3% to 11%.
Policyholder account balances relate to investment-type contracts and universal life-type policies. Investment-type contracts principally include traditional individual fixed annuities in the accumulation phase and non-variable group annuity contracts. Policyholder account balances are equal to the policy account values, which consist of an accumulation of gross premium payments plus credited interest, ranging from 2% to 12%, less expenses, mortality charges, and withdrawals.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
The Company establishes future policy benefit liabilities for minimum death and income benefit guarantees relating to certain annuity contracts and secondary guarantees and paid-up guarantees relating to certain life policies as follows:
•	Annuity guaranteed death benefit liabilities are determined by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used in estimating the liabilities are consistent with those used for amortizing DAC, including the mean reversion assumption. The assumptions of investment performance and volatility are consistent with the historical experience of the Standard & Poors 500 Index (“S&P”). The benefits used in calculating the liabilities are based on the average benefits payable over a range of scenarios.

•	Guaranteed income benefit liabilities are determined by estimating the expected value of the income benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used for calculating such guaranteed income benefit liabilities are consistent with those used for calculating the guaranteed death benefit liabilities. In addition, the calculation of guaranteed annuitization benefit liabilities incorporates a percentage of the potential annuitizations that may be elected by the contractholder.

•	Liabilities for universal life secondary guarantees are determined by estimating the expected value of death benefits payable when the account balance is projected to be zero and recognizing those benefits ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balances, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used in estimating the secondary and paid up guarantee liabilities are consistent with those used for amortizing DAC. The assumptions of investment performance and volatility for variable products are consistent with historical S&P experience. The benefits used in calculating the liabilities are based on the average benefits payable over a range of scenarios.
The Company offers certain variable annuity products with guaranteed minimum benefit riders as follows:
•	Guaranteed minimum withdrawal benefit riders (“GMWB”s) guarantee a policyholder return of the purchase payment plus a bonus amount via partial withdrawals, even if the account value is reduced to zero, provided that the policyholder’s cumulative withdrawals in a contract year do not exceed a certain limit. The initial guaranteed withdrawal amount is equal to the

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
initial benefit base as defined in the contract. When an additional purchase payment is made, the guaranteed withdrawal amount is set equal to the greater of (i) the guaranteed withdrawal amount before the purchase payment or (ii) the benefit base after the purchase payment. The benefit base increases by additional purchase payments plus a bonus amount and decreases by benefits paid and/or withdrawal amounts. After a specified period of time, the benefit base may also change as a result of an optional reset as defined in the contract. The benefit base can be reset to the account balance on the date of the reset if greater than the benefit base before the reset. The GMWB is an embedded derivative, which is measured at fair value separately from the host variable annuity product. The Company issues GMWBs directly and assumes risk relating to GMWBs issued by an affiliate through a financing agreement. The fair value relating to GMWBs directly written and the GMWB risk assumed from the affiliate included in policyholder account balances was $3 million and $23 million, respectively, at December 31, 2005. The risk associated with GMWBs directly written and assumed was transferred to a different affiliate through another financial reinsurance agreement valued at $26 million and included in premiums and other receivables at December 31, 2005.
•	Guaranteed minimum accumulation benefit riders (“GMAB”s) provide the contract holder with a minimum accumulation of their purchase payments deposited within a specific time period, adjusted proportionately for withdrawals, after a specified period of time determined at the time of issuance of the variable annuity contract. The GMAB is also an embedded derivative, which is measured at fair value separately from the host variable annuity product.
The fair value of the GMWBs and GMABs is calculated based on actuarial and capital market assumptions related to the projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. In measuring the fair value of GMWBs and GMABs, the Company attributes a portion of the fees collected from the policyholder equal to the present value of expected future guaranteed minimum withdrawal and accumulation benefits. GMWBs and GMABs are reported in policyholder account balances and the changes in fair value are reported in net investment gains (losses). Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees.
Other Policyholder Funds
Other policyholder funds include policy and contract claims, unearned policy and contract fees and reinsurance assumed from affiliates.
Recognition of Insurance Revenue and Related Benefits
Premiums related to term life and annuity policies with life contingencies are recognized as revenues when due. Benefits and expenses are provided against such revenues to recognize profits over the estimated lives of the policies. When premiums are due over a significantly shorter period than the period over which benefits are provided, any excess profit is deferred and recognized into operations in a constant relationship to insurance in-force or, for annuities, the amount of expected future policy benefit payments.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
Deposits related to universal life-type and investment-type products are credited to policyholder account balances. Revenues from such contracts consist of amounts assessed against policyholder account balances for mortality, policy administration and surrender charges and are recorded in universal life and investment-type product policy fees in the period in which services are provided. Amounts that are charged to operations include interest credited and benefit claims incurred in excess of related policyholder account balances.
Other Revenues
Other revenues include reinsurance financings fees and advisory fees. Such fees are recognized in the period in which services are performed.
Federal Income Taxes
The Company joined MetLife’s includable affiliates in filing a federal income tax return. The future tax consequences of temporary differences between financial reporting and tax bases of assets and liabilities are measured at the balance sheet dates and are recorded as deferred income tax assets and liabilities. Valuation allowances are established when management assesses, based on available information, that it is more likely than not that deferred income tax assets will not be realized.
Reinsurance
The Company has reinsured certain of its insurance contracts with other insurance companies under various agreements. Amounts due from reinsurers are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Policy and contract liabilities are reported gross of reinsurance credits. DAC is reduced by amounts recovered under reinsurance contracts.
The Company enters into financial reinsurance contracts, which represent low mortality risk reinsurance treaties. These contracts are reported as deposits and are included in premiums and other receivables. The amount of revenue on these contracts represents fees and other cost of insurance under the terms of the reinsurance agreement and is reported in other revenues.
Separate Accounts
Separate accounts are established in conformity with insurance laws and are generally not chargeable with liabilities that arise from any other business of the Company. Separate account assets are subject to general account claims only to the extent the value of such assets exceeds the separate account liabilities. Effective with the adoption of Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts (“SOP 03-1”), on January 1, 2004, the Company reports separately, as assets and liabilities, investments held in separate accounts and liabilities of the separate accounts if (i) such separate accounts are legally recognized; (ii) assets supporting the contract liabilities are legally insulated from the Company’s general account liabilities; (iii) investments are directed by the contractholder; and

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
(iv) all investment performance, net of contract fees and assessments, is passed through to the contractholder. The Company reports separate account assets meeting such criteria at their fair value. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to contractholders of such separate accounts are offset within the same line in the statements of income. In connection with the adoption of SOP 03-1, there was no material impact on the Company’s reporting of separate accounts.
The Company’s revenues reflect fees charged to the separate accounts, primarily including policy administration fees and investment management fees.
Foreign Currency
The Company participates in reinsurance transactions with a foreign company. Balance sheet amounts are translated at the exchange rates in effect at each year-end and income and expense amounts are translated at the average rates of exchange prevailing during the year. Translation adjustments are charged or credited directly to other comprehensive income or loss. Gains and losses from foreign currency transactions are reported as gains (losses) in the period in which they occur.
Application of Recent Accounting Pronouncements
In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Instruments (“SFAS 155”). SFAS 155 amends SFAS 133 and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 140”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. In addition, among other changes, SFAS 155 (i) clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133; (ii) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; (iii) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and (iv) eliminates the prohibition on a qualifying special-purpose entity (“QSPE”) from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial interest. SFAS 155 will be applied prospectively and is effective for all financial instruments acquired or issued for fiscal years beginning after September 15, 2006. SFAS 155 is not expected to have a material impact on the Company’s financial statements. The FASB has issued additional guidance relating to derivative financial instruments as follows:
•	In June 2005, the FASB cleared SFAS 133 Implementation Issue No. B38, Embedded Derivatives: Evaluation of Net Settlement with Respect to the Settlement of a Debt Instrument through Exercise of an Embedded Put Option or Call Option (“Issue B38”) and SFAS 133 Implementation Issue No. B39, Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor (“Issue B39”). Issue B38 clarified that the potential settlement of a debtor’s obligation to a creditor occurring upon exercise of a put or call option meets the net settlement criteria of SFAS No. 133. Issue B39 clarified that an

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
embedded call option, in which the underlying is an interest rate or interest rate index, that can accelerate the settlement of a debt host financial instrument should not be bifurcated and fair valued if the right to accelerate the settlement can be exercised only by the debtor (issuer/borrower) and the investor will recover substantially all of its initial net investment. Issues B38 and B39, which must be adopted as of the first day of the first fiscal quarter beginning after December 15, 2005, did not have a material impact on the Company’s financial statements.
•	Effective October 1, 2003, the Company adopted SFAS 133 Implementation Issue No. B36, Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments (“Issue B36”). Issue B36 concluded that (i) a company’s funds withheld payable and/or receivable under certain reinsurance arrangements; and (ii) a debt instrument that incorporates credit risk exposures that are unrelated or only partially related to the creditworthiness of the obligor include an embedded derivative feature that is not clearly and closely related to the host contract. Therefore, the embedded derivative feature is measured at fair value on the balance sheet and changes in fair value are reported in income. The Company did not experience a material impact as a result of the Issue B36 adoption.
•	Effective July 1, 2003, the Company adopted SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS 149”). SFAS 149 amended and clarified the accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Except for certain previously issued and effective guidance, SFAS 149 was effective for contracts entered into or modified after June 30, 2003. The Company’s adoption of SFAS 149 did not have a significant impact on its financial statements.
In September 2005, the American Institute of Certified Public Accountants (“AICPA”) issued SOP 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts (“SOP 05-1”). SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in SFAS No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and For Realized Gains and Losses from the Sale of Investments. SOP 05-1 defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Under SOP 05-1, modifications that result in a substantially unchanged contract will be accounted for as a continuation of the replaced contract. A replacement contract that is substantially changed will be accounted for as an extinguishment of the replaced contract resulting in a release of unamortized deferred acquisition costs, unearned revenue and deferred sales inducements associated with the replaced contract. The guidance in SOP 05-1 will be applied prospectively and is effective for internal replacements occurring in fiscal years beginning

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
after December 15, 2006. The Company is currently evaluating the impact of SOP 05-1 and does not expect that the pronouncement will have a material impact on the Company’s financial statements.
Effective July 1, 2005, the Company adopted SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 (“SFAS 153”). SFAS 153 amended prior guidance to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 were required to be applied prospectively for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 did not have a material impact on the Company’s financial statements.
In June 2005, the FASB completed its review of EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF 03-1”). EITF 03-1 provides accounting guidance regarding the determination of when an impairment of debt and marketable equity securities and investments accounted for under the cost method should be considered other-than-temporary and recognized in income. EITF 03-1 also requires certain quantitative and qualitative disclosures for debt and marketable equity securities classified as available-for-sale or held-to-maturity under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS 115”), that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. The FASB decided not to provide additional guidance on the meaning of other-than-temporary impairment but has issued FSP 115-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP 115-1”), which nullifies the accounting guidance on the determination of whether an investment is other-than-temporarily impaired as set forth in EITF 03-1. As required by FSP 115-1, the Company adopted this guidance on a prospective basis, which had no material impact on the Company’s financial statements, and has provided the required disclosures.
In June 2005, the EITF reached consensus on Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). EITF 04-5 provides a framework for determining whether a general partner controls and should consolidate a limited partnership or a similar entity in light of certain rights held by the limited partners. The consensus also provides additional guidance on substantive rights. EITF 04-5 was effective after June 29, 2005 for all newly formed partnerships and for any pre-existing limited partnerships that modified their partnership agreements after that date. EITF 04-5 must be adopted by January 1, 2006 for all other limited partnerships through a cumulative effect of a change in accounting principle recorded in opening equity or it may be applied retrospectively by adjusting prior period financial statements. The adoption of this provision of EITF 04-5 did not have a material impact on the Company’s financial statements.
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS 154”). The statement requires retrospective application to prior periods’ financial statements for a voluntary change in

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
accounting principle unless it is deemed impracticable. It also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate rather than a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 will not have a material impact on the Company’s financial statements.
Effective July 1, 2004, the Company adopted EITF Issue No. 03-16, Accounting for Investments in Limited Liability Companies (“EITF 03-16”). EITF 03-16 provides guidance regarding whether a limited liability company should be viewed as similar to a corporation or similar to a partnership for purposes of determining whether a noncontrolling investment should be accounted for using the cost method or the equity method of accounting. EITF 03-16 did not have a material impact on the Company’s financial statements.
Effective January 1, 2004, the Company adopted SOP 03-1, as interpreted by a Technical Practice Aid (“TPA”), issued by the American Institute of Certified Public Accountants. SOP 03-1 provides guidance on (i) the classification and valuation of long-duration contract liabilities; (ii) the accounting for sales inducements; and (iii) separate account presentation and valuation. In June 2004, the FASB released Staff Position Paper No. 97-1, Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, Permit or Require Accrual of an Unearned Revenue Liability (“FSP 97-1”), which included clarification that unearned revenue liabilities should be considered in determining the necessary insurance benefit liability required under SOP 03-1. Since the Company had considered unearned revenue in determining its SOP 03-1 benefit liabilities, FSP 97-1 did not impact its financial statements. As a result of the adoption of SOP 03-1, effective January 1, 2004, the Company decreased future policyholder benefits for various guaranteed minimum death and income benefits, net DAC and unearned revenue liability offsets under certain variable annuity contracts by approximately $2 million, net of income tax, which has been reported as a cumulative effect of a change in accounting. The application of SOP 03-1 increased the Company’s 2004 net income by $3 million, including the cumulative effect of the adoption.
During 2003, the Company adopted FIN 46 and FIN 46(r). Certain of the Company’s investments in other limited partnership interests meet the definition of a variable interest entity (“VIE”). A VIE is defined as (i) any entity in which the equity investments at risk in such entity do not have the characteristics of a controlling financial interest; or (ii) any entity that does not have sufficient equity at risk to finance its activities without additional subordinated support from other parties. Effective February 1, 2003, the Company adopted FIN 46 for VIEs created or acquired on or after February 1, 2003 and, effective December 31, 2003, the Company adopted FIN 46(r). The adoption of FIN 46 as of February 1, 2003 and the provisions of FIN 46(r) at December 31, 2003 did not have a significant impact on the Company’s financial statements.
Effective January 1, 2003, the Company adopted FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). FIN 45 requires entities to establish liabilities for certain types of guarantees and expands financial statement disclosures for others. The initial recognition and initial measurement provisions

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
of FIN 45 were applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a significant impact on the Company’s financial statements. See Note 8.
Effective January 1, 2003, the Company adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS 146”). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recorded and measured initially at fair value only when the liability is incurred rather than at the date of an entity’s commitment to an exit plan as required by EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity Including Certain Costs Incurred in a Restructuring (“EITF 94-3”). As required by SFAS 146, the Company adopted this guidance on a prospective basis which had no material impact on the Company’s financial statements.
Effective January 1, 2003, the Company adopted SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS 145”). In addition to amending or rescinding other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions, SFAS 145 generally precludes companies from recording gains and losses from the extinguishment of debt as an extraordinary item. SFAS 145 also requires sale-leaseback treatment for certain modifications of a capital lease that result in the lease being classified as an operating lease. The adoption of SFAS 145 did not have a significant impact on the Company’s financial statements.
2.	INVESTMENTS
Fixed Maturities Available-for-Sale by Sector
The following tables set forth the cost or amortized cost, gross unrealized gain and loss, and estimated fair value of the Company’s fixed maturities by sector and the percentage of the total fixed maturities holdings that each sector represents at:

	December 31, 2005
	Cost or	Gross		Estimated
	Amortized	Unrealized		Fair
	Cost	Gain	Loss	Value	% of Total
			(In millions)
Fixed Maturities:
U.S. corporate securities	$1,585	$48	$20	$1,613	36.5%
Residential mortgage-backed securities	1,094	3	10	1,087	24.6
Foreign corporate securities	410	20	4	426	9.6
U.S. treasury / agency securities	295	4	—	299	6.8
Commercial mortgage-backed securities	612	2	7	607	13.7
Asset-backed securities	305	1	2	304	6.9
Foreign government securities	75	8	1	82	1.9
State and political subdivision securities	1	—	—	1	—

Total fixed maturities	$4,377	$86	$44	$4,419	100.0%

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

	December 31, 2004
	Cost or	Gross		Estimated
	Amortized	Unrealized		Fair
	Cost	Gain	Loss	Value	% of Total
	(In millions)
Fixed Maturities:
U.S. corporate securities	$1,340	$65	$6	$1,399	40.6%
Residential mortgage-backed securities	754	5	1	758	22.0
Foreign corporate securities	338	26	1	363	10.6
U.S. treasury / agency securities	202	2	1	203	5.9
Commercial mortgage-backed securities	275	2	2	275	8.0
Asset-backed securities	356	3	1	358	10.4
Foreign government securities	70	7	1	76	2.2
State and political subdivision securities	11	—	—	11	0.3

Total fixed maturities	$3,346	$110	$13	$3,443	100.0%

The Company held foreign currency derivatives with notional amounts of $26 million and $18 million to hedge exchange risk associated with foreign bonds and loans at December 31, 2005 and 2004, respectively.
Excluding investments in U.S. Treasury securities and obligations of U.S. government corporations and agencies, the Company is not exposed to any significant concentration of credit risk in its fixed maturities portfolio.
The Company held fixed maturities at estimated fair values that were below investment grade or not rated by an independent rating agency that totaled $207 million and $213 million at December 31, 2005 and 2004, respectively. These securities had a net unrealized gain of $8 million and $15 million at December 31, 2005 and 2004, respectively. The Company did not have any non-income producing fixed maturities at December 31, 2005. Non-income producing fixed maturities were $3 million at December 31, 2004. Unrealized gains associated with non-income producing fixed maturities was less than $1 million at December 31, 2004.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
The cost or amortized cost and estimated fair value of bonds at December 31, 2005 and 2004, by contractual maturity date (excluding scheduled sinking funds), are shown below:

	December 31,
	2005		2004
	Cost or	Estimated	Cost or	Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(In millions)
Due in one year or less	$65	$65	$160	$161
Due after one year through five years	859	863	959	983
Due after five years through ten years	634	648	545	576
Due after ten years	808	845	297	332

Subtotal	2,366	2,421	1,961	2,052
Mortgage-backed, commercial mortgage-backed and other asset-backed securities	2,011	1,998	1,385	1,391

Total fixed maturities	$4,377	$4,419	$3,346	$3,443

Bonds not due at a single maturity date have been included in the above table in the year of final contractual maturity. Actual maturities may differ from contractual maturities due to the exercise of prepayment options.
Sales or disposals of fixed maturities classified as available-for-sale were as follows:

	December 31,
	2005	2004	2003
	(In millions)
Proceeds	$1,873	$473	$466
Gross investment gains	$7	$6	$8
Gross investment losses	$(29)	$(10)	$(11)
There were no writedowns recorded during 2005 for other-than-temporarily impaired available-for-sale fixed maturities. Gross investment losses above exclude writedowns recorded during 2004 and 2003 of $1 million and $2 million, respectively.
The Company periodically disposes of fixed maturities at a loss. Generally, such losses are insignificant in amount or in relation to the cost basis of the investment or are attributable to declines in fair value occurring in the period of disposition.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
Unrealized Losses for Fixed Maturities Available-for-Sale
The following tables show the estimated fair values and gross unrealized losses of the Company’s fixed maturities in an unrealized loss position, aggregated by sector and by length of time that the securities have been in a continuous unrealized loss position at December 31, 2005 and 2004:

	December 31, 2005
			Equal to or greater
	Less than 12 Months		than 12 Months		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
	(In millions, except number of securities)
U.S. corporate securities	$779	$18	$40	$2	$819	$20
Residential mortgage-backed securities	652	8	61	2	713	10
Foreign corporate securities	125	3	23	1	148	4
U.S. treasury / agency securities	23	—	—	—	23	—
Commercial mortgage-backed securities	386	7	5	—	391	7
Asset-backed securities	149	2	11	—	160	2
Foreign government securities	8	1	2	—	10	1
State and political subdivision securities	1	—	—	—	1	—

Total fixed maturities	$2,123	$39	$142	$5	$2,265	$44

Total number of securities in an unrealized loss position	350		47		397

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

	December 31, 2004
			Equal to or greater
	Less than 12 Months		than 12 Months		Total
	Estimated	Gross	Estimated	Gross	Estimated	Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
	(In millions, except number of securities)
U.S. corporate securities	$333	$3	$40	$3	$373	$6
Residential mortgage-backed securities	276	1	34	—	310	1
Foreign corporate securities	48	—	22	1	70	1
U.S. treasury / agency securities	108	1	—	—	108	1
Commercial mortgage-backed securities	134	2	17	—	151	2
Asset-backed securities	100	1	2	—	102	1
Foreign government securities	5	—	10	1	15	1
State and political subdivision securities	10	—	—	—	10	—

Total fixed maturities	$1,014	$8	$125	$5	$1,139	$13

Total number of securities in an unrealized loss position	194		31		225

Aging of Gross Unrealized Losses for Fixed Maturities Available-for-Sale
The following tables present the cost or amortized cost, gross unrealized losses and number of securities for fixed maturities at December 31, 2005 and 2004, where the estimated fair value had declined and remained below cost or amortized cost by less than 20%, or 20% or more for:

	December 31, 2005
	Cost or		Gross		Number of
	Amortized Cost		Unrealized Losses		Securities
	Less than	20% or	Less than	20% or	Less than	20% or
	20%	more	20%	more	20%	more
	(In millions, except number of securities)
Less than six months	$1,830	$12	$30	$4	297	2
Six months or greater but less than nine months	204	—	2	—	16	—
Nine months or greater but less than twelve months	116	—	3	—	35	—
Twelve months or greater	147	—	5	—	47	—

Total	$2,297	$12	$40	$4	395	2

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

	December 31, 2004
	Cost or		Gross		Number of
	Amortized Cost		Unrealized Losses		Securities
	Less than	20% or	Less than	20% or	Less than	20% or
	20%	more	20%	more	20%	more
	(In millions, except number of securities)
Less than six months	$613	$—	$3	$—	109	—
Six months or greater but less than nine months	354	—	4	—	71	—
Nine months or greater but less than twelve months	55	—	1	—	14	—
Twelve months or greater	130	—	5	—	31	—

Total	$1,152	$—	$13	$—	225	—

As of December 31, 2005, $40 million of unrealized losses related to securities with an unrealized loss position less than 20% of cost or amortized cost, which represented 2% of the cost or amortized cost of such securities. As of December 31, 2004, $13 million of unrealized losses related to securities with an unrealized loss position less than 20% of cost or amortized cost, which represented 1% of the cost or amortized cost of such securities.
As of December 31, 2005, $4 million of unrealized losses related to securities with an unrealized loss position greater than 20% of cost or amortized cost, which represented 33% of the cost or amortized cost of such securities. Of such unrealized losses, $4 million have been in an unrealized loss position for a period of less than six months. As of December 31, 2004, there were no unrealized losses related to securities with an unrealized loss position of 20% or more of cost or amortized cost.
As described more fully in Note 1, the Company performs a regular evaluation, on a security-by-security basis, of its investment holdings in accordance with its impairment policy in order to evaluate whether such securities are other-than-temporarily impaired. The increase in the unrealized losses during 2005 is principally driven by an increase in interest rates during the year. Based upon the Company’s evaluation of the securities in accordance with its impairment policy, the cause of the decline being principally attributable to the general rise in rates during the year, and the Company’s intent and ability to hold the fixed income securities with unrealized losses for a period of time sufficient for them to recover; the Company has concluded that the aforementioned securities are not other-than-temporarily impaired.
Securities Lending Program
The Company participates in a securities lending program whereby blocks of securities, which are included in fixed maturity securities, are loaned to third parties, primarily major brokerage firms. The Company requires a minimum of 102% of the fair value of the loaned securities to be separately maintained as collateral for the loans. Securities with a cost or amortized cost of $927 million and

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
$741 million and an estimated fair value of $939 million and $762 million were on loan under the program at December 31, 2005 and 2004, respectively. Securities loaned under such transactions may be sold or repledged by the transferee. The Company was liable for cash collateral under its control of $970 million and $790 million at December 31, 2005 and 2004, respectively. Securities loaned transactions are accounted for as financing arrangements on the Company’s balance sheets and statements of cash flows and the income and expenses associated with the program are reported in net investment income as investment income and investment expenses, respectively. There was no security collateral on deposit from customers in connection with securities lending transactions at December 31, 2005 and 2004.
Assets on Deposit
The Company had investment assets on deposit with regulatory agencies with a fair market value of $5 million at both December 31, 2005 and 2004, consisting primarily of fixed maturity securities.
Mortgage Loans on Real Estate
Mortgage loans on real estate were categorized as follows:

	December 31,
	2005		2004
	Amount	Percent	Amount	Percent
	(In millions)
Commercial mortgage loans	$360	80%	$309	77%
Agricultural mortgage loans	91	20	94	23

Total	451	100%	403	100%

Less: Valuation allowances	2		1

Mortgage loans	$449		$402

Mortgage loans on real estate are collateralized by properties located in the United States. At December 31, 2005, approximately 28%, 10% and 7% of the properties were located in California, Rhode Island and New York, respectively. Generally, the Company, as the lender, only loans up to 75% of the purchase price of the underlying real estate.
Changes in loan valuation allowances for mortgage loans on real estate were as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Balance, beginning of year	$1	$1	$2
Additions	1	—	2
Deductions	—	—	(3)

Balance, end of year	$2	$1	$1

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
The Company did not have impaired mortgage loans on real estate without valuation allowances at December 31, 2005. The Company held $4 million in impaired mortgage loans on real estate with no related valuation allowances at December 31, 2004.
The average investment in impaired loans was $1 million for the year ended December 31, 2005 and $4 million for both of the years ended December 31, 2004 and 2003. The Company did not recognize interest income on impaired loans for the year ended December 31, 2005. Interest income on impaired loans was less than $1 million for both the years ended December 31, 2004 and 2003.
The Company did not have restructured loans at December 31, 2005. The investment in restructured loans was $4 million at December 31, 2004. The Company did not recognize interest income on restructured loans for the year ended December 31, 2005. Interest income of less than $1 million was recognized on restructured loans for both the years ended December 31, 2004 and 2003. Gross interest income that would have been recorded in accordance with the original terms of such loans amounted to less than $1 million for both the years ended December 31, 2004 and 2003.
There were no mortgage loans on real estate with scheduled payments of 60 days (90 days for agricultural mortgages) or more past due or in foreclosure at December 31, 2005 and 2004.
Net Investment Income
The components of net investment income were as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Fixed maturities	$211	$176	$166
Mortgage loans on real estate	28	34	33
Policy loans	3	2	2
Cash, cash equivalents and short-term investments	10	6	6
Other	—	—	(1)

Total	252	218	206
Less: Investment expenses	31	11	7

Net investment income	$221	$207	$199

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
Net Investment Gains (Losses)
Net investment gains (losses) were as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Fixed maturities	$(22)	$(5)	$(5)
Mortgage loans on real estate	(1)	—	(3)
Derivatives	7	(4)	(2)
Other	6	—	—

Total net investment losses	$(10)	$(9)	$(10)

Net Unrealized Investment Gains (Losses)
The components of net unrealized investment gains (losses), included in accumulated other comprehensive income (loss), were as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Fixed maturities	$42	$97	$110
Derivatives	(3)	(4)	(2)

Total	39	93	108

Amounts related to:
Future policy benefit loss recognition	(78)	—	—
Deferred policy acquisition costs	(29)	(38)	(48)
Deferred income taxes	24	(19)	(21)

Total	(83)	(57)	(69)

Net unrealized investment gains (losses)	$(44)	$36	$39

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
The changes in net unrealized investment gains (losses) were as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Balance, beginning of year	$36	$39	$31
Unrealized investment gains (losses) during the year	(54)	(15)	19
Unrealized investment gains (losses) relating to:
Deferred policy acquisition costs	9	10	(7)
Future policy benefit loss recognition	(78)	—	—
Deferred income taxes	43	2	(4)

Balance, end of year	$(44)	$36	$39

Net change in unrealized investment gains (losses)	$(80)	$(3)	$8

Variable Interest Entities
The following table presents the total assets of and maximum exposure to loss relating to VIEs for which the Company holds significant variable interests but it is not the primary beneficiary and which have not been consolidated:

	As of December 31, 2005
		Maximum Exposure
	Total Assets (1)	to Loss (2)
	(In millions)
Other limited partnerships (3)	$4	$4

Total	$4	$4

(1)	The assets of the other limited partnerships are reflected at the carrying amounts at which such assets would have been reflected on the Company’s balance sheet had the Company consolidated the VIE from the date of its initial investment in the entity.

(2)	The maximum exposure to loss relating to other limited partnerships is equal to the carrying amounts plus any unfunded commitments, reduced by amounts guaranteed by other partners.

(3)	Other limited partnerships include partnerships established for the purpose of investing in public and private debt and equity securities.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
3. DERIVATIVE FINANCIAL INSTRUMENTS
Types of Derivative Instruments
The following table provides a summary of the notional amounts and current market or fair value of derivative financial instruments held at:

	December 31, 2005			December 31, 2004
		Current Market			Current Market
	Notional	or Fair Value		Notional	or Fair Value
	Amount	Assets	Liabilities	Amount	Assets	Liabilities
	(In millions)
Interest rate swaps	$83	$—	$3	$7	$—	$—
Interest rate floors	2,000	26	—	—	—	—
Interest rate caps	1,000	2	—	—	—	—
Financial futures	147	—	1	84	—	2
Foreign currency swaps	26	—	4	18	—	5
Credit default swaps	30	—	—	3	—	—

Total	$3,286	$28	$8	$112	$—	$7

The above table does not include notional values for equity variance swaps. At December 31, 2005 and 2004, the Company owned 2,000 and 0 variance swap contracts, respectively. The market values for these equity variance swaps were insignificant and were not included in the preceding table.
The following table provides a summary of the notional amounts of derivative financial instruments by maturity at December 31, 2005:

	Remaining Life
		After One	After Five	After
	One Year	Year Through	Years Through	Ten
	or Less	Five Years	Ten Years	Years	Total
	(In millions)
Interest rate swaps	$—	$—	$7	$76	$83
Interest rate floors	—	—	2,000	—	2,000
Interest rate caps	—	1,000	—	—	1,000
Financial futures	147	—	—	—	147
Foreign currency swaps	—	1	19	6	26
Credit default swaps	—	30	—	—	30

Total	$147	$1,031	$2,026	$82	$3,286

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
(duration mismatches). In an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional principal amount. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by the counterparty at each due date.
Interest rate caps and floors are used by the Company primarily to protect its floating rate liabilities against rises in interest rates above a specified level, and against interest rate exposure arising from mismatches between assets and liabilities (duration mismatches), as well as to protect its minimum rate guarantee liabilities against declines in interest rates below a specified level, respectively.
In exchange-traded interest rate futures transactions, the Company agrees to purchase or sell a specified number of contracts, the value of which is determined by the different classes of interest rate securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The Company enters into exchange-traded futures with regulated futures commission merchants that are members of the exchange.
Exchange-traded interest rate futures are used primarily to hedge mismatches between the duration of assets in a portfolio and the duration of liabilities supported by those assets, to hedge against changes in value of securities the Company owns or anticipates acquiring, and to hedge against changes in interest rates on anticipated liability issuances by replicating Treasury curve performance. The value of interest rate futures is substantially impacted in interest rates and they can be used to modify or hedge existing interest rate risk.
Foreign currency swaps are used by the Company to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets and liabilities denominated in foreign currencies. In a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate calculated by reference to an agreed upon principal amount. The principal amount of each currency is exchanged at the inception and termination of the currency swap by each party.
Equity variance swaps are used by the Company primarily to hedge minimum guarantees embedded in certain variable annuity products offered by the Company. In an equity variance swap, the Company agrees with another party to exchange amounts in the future, based on changes in equity volatility over a defined period. As noted above, the equity variance swaps are not included in the preceding table.
Certain credit default swaps are used by the Company to hedge against credit-related changes in the value of its investments and to diversify its credit risk exposure in certain portfolios. In a credit default swap transaction, the Company agrees with another party, at specified intervals, to pay a premium to insure credit risk. If a credit event, as defined by the contract, occurs, generally the contract will require the swap to be settled gross by the delivery of par quantities of the referenced investment equal to the specified swap notional in exchange for the payment of cash amounts by the counterparty equal to the par value of the investment surrendered.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
Hedging
The table below provides a summary of the notional amount and fair value of derivatives by type of hedge designation at:

	December 31, 2005			December 31, 2004
	Notional	Fair Value		Notional	Fair Value
	Amount	Asset	Liability	Amount	Asset	Liability
	(In millions)
Fair value	$5	$—	$—	$5	$—	$1
Cash flow	12	—	4	12	—	4
Non-qualifying	3,269	28	4	95	—	2

Total	$3,286	$28	$8	$112	$—	$7

The Company recognized insignificant net investment expenses from qualifying hedge settlement payments for the years ended December 31, 2005, 2004 and 2003.
The Company recognized insignificant net investment gains (losses) from non-qualifying hedge settlement payments for the years ended December 31, 2005, 2004 and 2003.
Fair Value Hedges
The Company designates and accounts for the following as fair value hedges when they have met the requirements of SFAS 133: (i) interest rate swaps to convert fixed rate investments to floating rate investments and (ii) foreign currency swaps to hedge the foreign currency fair value exposure of foreign currency denominated investments.
The Company recognized net investment gains (losses) representing the ineffective portion of all fair value hedges as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Changes in the fair value of derivatives	$—	$(1)	$(3)
Changes in the fair value of the items hedged	—	1	1

Net ineffectiveness of fair value hedging activities	$—	$—	$(2)

All components of each derivative’s gain or loss were included in the assessment of hedge ineffectiveness. There were no instances in which the Company discontinued fair value hedge accounting due to a hedged firm commitment no longer qualifying as a fair value hedge.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
Cash Flow Hedges
The Company designates and accounts for foreign currency swaps to hedge the foreign currency cash flow exposure of foreign currency denominated investments when they have met the requirements of SFAS 133.
For the years ended December 31, 2005, 2004 and 2003, the Company recognized insignificant net investment gains (losses), which represented the ineffective portion of all cash flow hedges. All components of each derivative’s gain or loss were included in the assessment of hedge ineffectiveness. There were no instances in which the Company discontinued cash flow hedge accounting because the forecasted transactions did not occur on the anticipated date or in the additional time period permitted by SFAS 133. There were no hedged forecasted transactions, other than the receipt or payment of variable interest payments.
Presented below is a roll forward of the components of other comprehensive income (loss), before income taxes, related to cash flow hedges:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Other comprehensive income (loss) balance at the beginning of the year	$(4)	$(2)	$—
Gains (losses) deferred in other comprehensive income (loss) on the effective portion of cash flow hedges	1	(2)	(2)

Other comprehensive income (losses) balance at the end of the year	$(3)	$(4)	$(2)

At December 31, 2005, an insignificant portion of the deferred net loss on derivatives accumulated in other comprehensive income (loss) is expected to be reclassified to earnings during the year ending December 31, 2006.
Non-qualifying Derivatives and Derivatives for Purposes Other Than Hedging
The Company enters into the following derivatives that do not qualify for hedge accounting under SFAS 133 or for purposes other than hedging: (i) interest rate swaps, purchased caps and floors, and interest rate futures to minimize its exposure to interest rate volatility; (ii) foreign currency swaps to minimize its exposure to adverse movements in exchange rates; (iii) credit default swaps to minimize its exposure to adverse movements in credit; (iv) credit default to diversify its credit risk exposure in certain portfolios; and (v) equity variance swaps to economically hedge liabilities.
For the years ended December 31, 2005 and 2004, the Company recognized as net investment gains (losses) changes in fair value of $11 million, and ($6) million, respectively, related to derivatives that

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
do not qualify for hedge accounting. Changes in fair value for such derivatives had insignificant net investment gains (losses) for the year ended December 31, 2003.
Credit Risk
The Company may be exposed to credit related losses in the event of nonperformance by counterparties to derivative financial instruments. Generally, the current credit exposure of the Company’s derivative contracts is limited to the fair value at the reporting date. The credit exposure of the Company’s derivative transactions is represented by the fair value of contracts with a net positive fair value at the reporting date.
As noted above, the Company manages its credit risk related to over-the-counter derivatives by entering into transactions with creditworthy counterparties, maintaining collateral arrangements and through the use of master agreements that provide for a single net payment to be made by one counterparty to another at each due date and upon termination. Because exchange traded futures are effected through regulated exchanges, and positions are marked to market on a daily basis, the Company has minimal exposure to credit related losses in the event of nonperformance by counterparties to such derivative instruments.
The Company enters into various collateral arrangements, which require both the pledging and accepting of collateral in connection with its derivative instruments. As of December 31, 2005, the Company was obligated to return cash collateral under its control of $17 million. This unrestricted cash collateral is included in cash and cash equivalents and the obligation to return it is included in payables for collateral under securities loaned and other transactions in the balance sheet. As of December 31, 2005, the Company had not pledged any collateral related to derivative instruments.
The Company did not have any cash or other collateral related to derivative instruments at December 31, 2004.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
4. INSURANCE
Deferred Policy Acquisition Costs
Information regarding DAC for the years ended December 31, 2005, 2004 and 2003 is as follows (In millions):

Balance at January 1, 2003	$272
Capitalizations	249

Total	521

Less amortization related to:
Net investment gains (losses)	(1)
Unrealized investment gains (losses)	7
Other expenses	13

Total amortization	19

Balance at December 31, 2003	502
Capitalizations	281

Total	783

Less amortization related to:
Net investment gains (losses)	(2)
Unrealized investment gains (losses)	(10)
Other expenses	117

Total amortization	105

Balance at December 31, 2004	678
Capitalizations	624

Total	1,302

Less amortization related to:
Net investment gains (losses)	4
Unrealized investment gains (losses)	(9)
Other expenses	101

Total amortization	96

Balance at December 31, 2005	$1,206

Amortization of DAC is related to (i) investment gains and losses and the impact of such gains and losses on the amount of the amortization, (ii) unrealized investment gains and losses to provide information regarding the amount that would have been amortized if such gains and losses had been recognized; and (iii) other expenses to provide amounts related to the gross profits originating from transactions other than investment gains and losses.
In the normal course of business the Company reviews and updates the assumptions used in establishing DAC amortization. During 2005, the Company revised its assumptions to include the

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
impact of variable annuity rider fees. As a result of the updated assumption, the Company re-estimated the amortization since inception and recorded a benefit of $23 million, before income tax, causing a decrease in amortization related to other expenses for the year ended December 31, 2005. During 2004 the Company entered into a new reinsurance treaty and updated significant parts of the underlying assumptions used to establish DAC amortization. As a result of the new reinsurance treaty and updated assumption, the Company re-estimated the amortization since inception and recorded a charge of $74 million, before income tax, causing an increase in amortization related to other expenses for the year ended December 31, 2005.
The events described above that impacted DAC amortization had a similar impact on the amortization of sales inducements. For the year ended December 31, 2005, the Company re-estimated the amortization since inception and recorded a benefit of $4 million, before income tax, causing a decrease in amortization. For the year ended December 31, 2004, the Company re-estimated the amortization since inception and recorded a charge of $3 million, before income tax, causing an increase in amortization.
Sales Inducements
Changes in deferred sales inducements, which are reported within other assets in the balance sheet, are as follows:

	Years Ended December 31,
	2005	2004
	(In millions)
Balance at January 1	$143	$94
Capitalization	61	65
Amortization	(8)	(16)

Balance at December 31	$196	$143

Guarantees
The Company issues annuity contracts which may include contractual guarantees to the contractholder for: (i) return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”) and (ii) the highest contract value on a specified anniversary date minus any withdrawals following the contract anniversary, or total deposits made to the contract less any partial withdrawals plus a minimum return (“anniversary contract value” or “minimum return”).
The Company also issues universal life contracts where the Company contractually guarantees to the contractholder a secondary guarantee.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
The Company had the following types of guarantees relating to annuity and universal life contracts at:
Annuity Contracts

	December 31,
	2005			2004
	In the		At	In the		At
	Event of Death		Annuitization	Event of Death		Annuitization
	(In millions)
Return of Net Deposits
Account value	$5,537		N/A	$4,001		N/A
Net amount at risk	$—	(1)	N/A	$9	(1)	N/A
Average attained age of contractholders	61 years		N/A	60 years		N/A

Anniversary Contract Value or Minimum Return
Account value	$7,972		$10,081	$6,342		$7,697
Net amount at risk	$82	(1)	$38 (2)	$66	(1)	$24 (2)
Average attained age of contractholders	61 years		60 years	61 years		58 years
Universal and Variable Life Contracts

	December 31,
	2005	2004
	Secondary	Secondary
	Guarantees	Guarantees
	(In millions)
Account value (general and separate account)	$905	$—
Net amount at risk	$19,148 (1)	$— (1)
Average attained age of policyholders	55 years	N/A

(1)	The net amount at risk for guarantees of amounts in the event of death is defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date.

(2)	The net amount at risk for guarantees of amounts at annuitization is defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance.
The net amount at risk is based on the direct amount at risk (excluding reinsurance).
The Company’s annuity contracts may offer more than one type of guarantee in each contract. Therefore, the amounts listed above may not be mutually exclusive.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
The Company has guaranteed death and annuitization benefit liabilities on its annuity contracts of $28 million and $18 million, at December 31, 2005 and 2004, respectively. The Company reinsures 100% of this liability with an affiliate and has corresponding recoverables from reinsurers for the same amounts. Therefore, the Company has no net liability at December 31, 2005 and December 31, 2004.
Account balances of contracts with insurance guarantees are invested in separate account asset classes as follows at:

	December 31,
	2005	2004
	(In millions)
Mutual Fund Groupings
Equity	$10,511	$7,456
Bond	518	695
Balanced	374	416
Money Market	137	110
Specialty	63	70

Total	$11,603	$8,747

Separate Accounts
Separate account assets and liabilities include pass-through separate accounts totaling $13,286 million and $10,291 million at December 31, 2005 and 2004, respectively, for which the policyholder assumes all investment risk.
Fees charged to the separate accounts by the Company (primarily including policy administration fees and investment management fees) are reflected in the Company’s revenues as universal life and investment-type product policy fees and totaled $145 million, $139 million and $72 million for the years ended December 31, 2005, 2004 and 2003, respectively.
For both the years ended December 31, 2005 and 2004, there were no investment gains (losses) on transfers of assets from the general account to the separate accounts.
5. REINSURANCE
The Company’s life insurance operations participate in reinsurance activities in order to limit losses, minimize exposure to large risks, and provide additional capacity for future growth. The Company has historically reinsured the mortality risk on new life insurance policies primarily on an excess of retention basis or a quota share basis. Starting in 2004, the Company reinsured up to 75% of the mortality risk for all new individual life insurance. During 2005, the Company changed its retention practices for individual life insurance. The amounts reinsured in prior years remain reinsured under the original reinsurance; however, under the new retention guidelines, the Company retains up to

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
$100,000 per life and reinsures 100% of amounts in excess of the Company’s retention limits. The Company evaluates its reinsurance programs routinely and may increase or decrease its retention at any time.
In addition to reinsuring mortality risk, as described above, the Company reinsures other risks and specific coverages. The Company routinely reinsures certain classes of risks to limit its exposure to particular travel, avocation and lifestyle hazards. The Company currently reinsures 90% of its new production of fixed annuities to an affiliate. Also, the Company reinsures 100% of the riders containing benefit guarantees related to variable annuities to an affiliate.
The Company reinsures its business through a diversified group of reinsurers. No single unaffiliated reinsurer has a material obligation to the Company nor is the Company’s business substantially dependent upon any reinsurance contracts. The Company is contingently liable with respect to ceded reinsurance should any reinsurer be unable to meet its obligations under these agreements.
The amounts in the statements of income are presented net of reinsurance ceded. The effects of reinsurance were as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Direct premiums earned	$33	$13	$10
Reinsurance assumed	38	—	—
Reinsurance ceded	(12)	(4)	(4)

Net premiums earned	$59	$9	$6

Reinsurance recoverables netted against policyholder benefits	$8	$1	$23

Written premiums are not materially different than earned premiums presented in the preceding table.
Reinsurance recoverables, included in premiums and other receivables, were $47 million and $35 million at December 31, 2005 and 2004, respectively. Reinsurance and ceded commissions payables, included in other liabilities, were $10 million at December 31, 2005. There were no reinsurance and ceded commissions payable at December 31, 2004.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
6. LONG-TERM DEBT
At December 31, 2005 and 2004, debt outstanding is as follows:

	December 31,
	2005	2004
	(In millions)
Surplus notes, interest rate 5%, maturity date upon request	$25	$25
Surplus notes, interest rate LIBOR plus ..75%, maturity date upon request	10	10
Surplus notes, interest rate 7.349%, maturity date 2035	400	—

Total long-term debt	$435	$35

On March 15, 2005, the Company issued a $400 million surplus note to its ultimate parent, MetLife, Inc.
MLIG is the holder of the surplus notes in the amounts of $25 million and $10 million. These surplus notes may be redeemed, in whole or in part, at the election of MLIG at any time, subject to the prior approval of the Delaware Superintendent of Insurance.
Payments of interest and principal on the Company’s surplus notes, which are subordinate to all other debt, may be made only with the prior approval of the insurance department of the state of domicile.
The aggregate maturities of long-term debt as of December 31, 2005 for the Company are payable upon regulatory approval.
Interest expense related to the Company’s indebtedness included in other expenses was $25 million for the year end December 31, 2005 and $2 million for the years ended December 31, 2004 and 2003, respectively.
7. INCOME TAXES
The provision for income taxes was as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Current:
Federal	$(61)	$(91)	$56
State	(2)	4	2
Deferred:
Federal	121	100	(39)
State	(1)	4	(1)

Provision for income taxes	$57	$17	$18

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
Reconciliations of the income tax provision at the U.S. statutory rate to the provision for income taxes as reported were as follows:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Tax provision at U.S. statutory rate	$72	$15	$19
Tax effect of:
Tax exempt investment income	(12)	(3)	(2)
State tax net of federal benefit	(2)	5	1
Other, net	(1)	—	—

Provision for income taxes	$57	$17	$18

Deferred income taxes represent the tax effect of the differences between the book and tax basis of assets and liabilities. Net deferred income tax assets and liabilities consisted of the following:

	December 31,
	2005	2004
	(In millions)
Deferred income tax assets:
Policyholder liabilities and receivables	$205	$165
Net unrealized investment gains	24	—
Other, net	5	2

	234	167

Deferred income tax liabilities:
Deferred policy acquisition costs	381	213
Investments	11	14
Net unrealized investment gains	—	19

	392	246

Net deferred income tax liability	$(158)	$(79)

The Company joined MetLife’s includable affiliates in filing a federal income tax return. The consolidating companies have executed a Tax Allocation Agreement. Under this agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (losses) contributes to or reduces federal tax expense. Pursuant to the tax allocation agreement, the amounts due to (from) affiliates are ($51) million and ($175) million in 2005 and 2004, respectively.
All years through and including 2001 are closed and no longer subject to IRS audit. The years 2002 and forward are open and subject to audit. The Company believes that any adjustments that might be required for the open years will not have a material effect on the Company’s financial statements.

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
8. CONTINGENCIES, COMMITMENTS AND GUARANTEES
Contingencies
Litigation
Regulatory bodies have contacted the Company and have requested information relating to market timing and late trading of mutual funds and variable insurance products and, generally, the marketing of products. The Company believes that many of these inquiries are similar to those made to many financial services companies as part of industry-wide investigations by various regulatory agencies. The Company is fully cooperating with regard to these information requests and investigations. It is possible that additional requests for information and/or investigations may be commenced. The Company, at the present time, is not aware of any systemic problems with respect to such matters that may have a material adverse effect on the Company’s financial position.
MetLife, the ultimate parent of the Company, has received a number of subpoenas and other requests from the Office of the Attorney General of the State of New York seeking information regarding and relating to compensation agreements between insurance brokers and MetLife and its affiliates. MetLife also has received subpoenas, including sets of interrogatories, from the Office of the Attorney General of the State of Connecticut seeking similar information and documents. MetLife also has received a Civil Investigative Demand from the Office of the Attorney General for the State of Massachusetts seeking information and documents concerning bids and quotes that the Company submitted to potential customers in Massachusetts, the identity of agents, brokers, and producers to whom the Company submitted such bids or quotes, and communications with a certain broker. MetLife has received two subpoenas from the District Attorney of the County of San Diego, California. The subpoenas seek numerous documents including incentive agreements entered into with brokers. The Florida Department of Financial Services and the Florida Office of Insurance Regulation also have served subpoenas on MetLife asking for answers to interrogatories and document requests concerning topics that include compensation paid to intermediaries. The Office of the Attorney General for the State of Florida has also served a subpoena on MetLife seeking, among other things, copies of materials produced in response to the subpoenas discussed above. MetLife has received a subpoena from the Office of the U.S. Attorney for the Southern District of California asking for documents regarding the insurance broker, Universal Life Resources. The Insurance Commissioner of Oklahoma has served a subpoena, including a set of interrogatories, on MetLife seeking, among other things, documents and information concerning the compensation of insurance producers for insurance covering Oklahoma entities and persons. The Ohio Department of Insurance has requested documents from MetLife regarding a broker and certain Ohio public entity groups. Other insurance regulators have sent requests for information and documents to MetLife or its affiliates relating to broker compensation. MetLife continues to cooperate fully with these inquiries and is responding to the subpoenas and other requests. MetLife is continuing to conduct an internal review of its commission payment practices. It is possible that additional requests for information and/or investigations may be commenced.
Various litigation, claims and assessments against the Company, in addition to those discussed above and those otherwise provided for in the Company’s financial statements, have arisen in the course of

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
the Company’s business. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations.
Summary
It is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses. In some of the matters referred to above, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known by the Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s net income or cash flows in particular annual periods.
Insolvency Assessments
Most of the jurisdictions in which the Company is admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed life insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. Assessments levied against the Company from January 1, 2003 through December 31, 2005 aggregated $1 million. The Company maintained a liability of $2 million and a related asset for premium tax offsets of $1 million at December 31, 2005 for future assessments in respect of currently impaired, insolvent or failed insurers.
Commitments to Fund Partnership Investments
The Company makes commitments to fund partnership investments in the normal course of business. The amounts of these unfunded commitments were less than $1 million at December 31, 2005 and 2004, respectively. The Company anticipates that these amounts will be invested in the partnerships over the next five years.
Guarantees
In the course of its business, the Company may provide certain indemnities, guarantees and commitments to third parties pursuant to which it may be required to make payments now or in the future. In the context of acquisition, disposition, investment and other transactions, the Company may provide indemnities and guarantees, including those related to tax, environmental and other specific

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
liabilities, and other indemnities and guarantees that are triggered by, among other things, breaches of representations, warranties or covenants provided by the Company. In addition, in the normal course of business, the Company may provide indemnifications to counterparties in contracts with triggers similar to the foregoing, as well as for certain other liabilities, such as third party lawsuits. These obligations are often subject to time limitations that vary in duration, including contractual limitations and those that arise by operation of law, such as applicable statutes of limitation. In some cases, the maximum potential obligation under the indemnities and guarantees is subject to a contractual limitation, while in other cases such limitations are not specified or applicable. Since certain of these obligations are not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount due under these guarantees in the future.
In addition, the Company indemnifies its directors and officers as provided in its charters and by-laws. Also, the Company indemnifies other of its agents for liabilities incurred as a result of their representation of the Company’s interests. Since these indemnities are generally not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount due under these indemnities in the future.
The Company’s recorded liability at December 31, 2005 and 2004 for indemnities, guarantees and commitments is insignificant.
9. EQUITY
Dividend Restrictions
Under the Delaware Insurance Law, the maximum amount of distributions which can be made to the Company’s parent in any given year, without prior approval by the Delaware Commissioner of Insurance, is equal to the greater of (i) 10% of the Company’s surplus as of December 31 of the preceding calendar year, or (ii) the net gain from operations for the preceding calendar year (excluding realized investment gains). Any dividends paid, whether or not in excess of the aforementioned threshold, from a source other than statutory earned surplus also requires the prior approval of the Delaware Commissioner of Insurance. Since the Company statutory unassigned funds surplus is less than zero, the Company cannot pay any dividends without prior approval of the Commissioner.
The Company did not receive cash capital contributions for the year ended 2005. The Company received cash capital contributions of $300 million and $50 million from MLIG for the years ended 2004 and 2003, respectively.
Statutory Equity and Income
The Company’s state of domicile imposes minimum risk-based capital requirements that were developed by the National Association of Insurance Commissioners (“NAIC”). The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
compliance is determined by a ratio of total adjusted capital, as defined by the NAIC, to authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action.
The NAIC adopted the Codification of Statutory Accounting Principles (“Codification”) in 2001. Codification was intended to standardize regulatory accounting and reporting to state insurance departments. However, statutory accounting principles continue to be established by individual state laws and permitted practices. The Delaware State Department of Insurance has adopted Codification with certain modifications for the preparation of statutory financial statements of insurance companies domiciled in Delaware. Modifications by state insurance departments may impact the effect of Codification on the statutory capital and surplus of the Company.
Statutory accounting practices differ from GAAP primarily by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions, reporting surplus notes as surplus instead of debt and valuing securities on a different basis.
Statutory net income (loss) of the Company, a Delaware domiciled insurer, was ($244) million, ($201) million and $101 million for the years ended December 31, 2005, 2004 and 2003, respectively. Statutory capital and surplus, as filed with the Delaware Insurance Department, was $538 million and $382 million at December 31, 2005 and 2004, respectively.
Other Comprehensive Income
The following table sets forth the reclassification adjustments required for the years ended December 31, 2005, 2004 and 2003 in other comprehensive income (loss) that are included as part of net income for the current year that have been reported as a part of other comprehensive income (loss) in the current or prior year:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Holding (losses) on investments arising during the year	$(50)	$(42)	$(3)
Income tax effect of holding gains	18	16	1
Reclassification adjustments:
Recognized holding gains losses included in current year income	(18)	6	4
Amortization of premiums and accretion of discounts associated with investments	14	21	18
Income tax effect	1	(10)	(8)
Allocation of holding gains (losses) on investments relating to other policyholder amounts	(69)	10	(7)
Income tax effect of allocation of holding gains or losses to other policyholder amounts	24	(4)	3

Other comprehensive income (loss)	$(80)	$(3)	$8

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
10. OTHER EXPENSES
Other expenses were comprised of the following:

	Years Ended December 31,
	2005	2004	2003
	(In millions)
Commissions	$666	$237	$216
Interest	25	2	2
Amortization of DAC	105	115	12
Capitalization of DAC	(624)	(281)	(249)
Other	126	106	94

Total other expenses	$298	$179	$75

In 2005, commissions and capitalization of DAC include the impact of an affiliated reinsurance transaction entered into on January 1, 2005. See Note 12.
11. FAIR VALUE INFORMATION
The estimated fair values of financial instruments have been determined by using available market information and the valuation methodologies described below. Considerable judgment is often required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein may not necessarily be indicative of amounts that could be realized in a current market exchange. The use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.
Amounts related to the Company’s financial instruments were as follows:

		Estimated
	Carrying	Fair
December 31, 2005	Value	Value
	(In millions)
Assets:
Fixed maturities	$4,419	$4,419
Mortgage loans on real estate	$449	$466
Policy loans	$35	$35
Short-term investments	$283	$283
Cash and cash equivalents	$50	$50
Liabilities:
Policyholder account balances	$4,833	$4,536
Long-term debt	$435	$435
Payable for collateral under securities loaned and other transactions	$987	$987

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)

		Estimated
	Carrying	Fair
December 31, 2004	Value	Value
	(In millions)
Assets:
Fixed maturities	$3,443	$3,443
Mortgage loans on real estate	$402	$431
Policy loans	$35	$35
Short-term investments	$130	$130
Cash and cash equivalents	$144	$144
Liabilities:
Policyholder account balances	$4,591	$4,262
Long-term debt	$35	$35
Payable for collateral under securities loaned and other transactions	$790	$790
The methods and assumptions used to estimate the fair values of financial instruments are summarized as follows:
Fixed Maturities
The fair value of fixed maturities are based upon quotations published by applicable stock exchanges or received from other reliable sources. For securities for which the market values were not readily available, fair values were estimated using quoted market prices of comparable investments.
Mortgage Loans on Real Estate
Fair values for mortgage loans on real estate are estimated by discounting expected future cash flows, using current interest rates for similar loans with similar credit risk.
Policy Loans
The carrying values for policy loans approximate fair value.
Cash and Cash Equivalents and Short-term Investments
The carrying values for cash and cash equivalents and short-term investments approximated fair values due to the short-term maturities of these instruments.
Policyholder Account Balances
The fair value of policyholder account balances which have final contractual maturities are estimated by discounting expected future cash flows based upon interest rates currently being offered for similar

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
contracts with maturities consistent with those remaining for the agreements being valued. The fair value of policyholder account balances without final contractual maturities are assumed to equal their current net surrender value.
Long-term Debt
The fair values of long-term debt are determined by discounting expected future cash flows using risk rates currently available for debt with similar terms and remaining maturities.
Payables for Collateral Under Securities Loaned and Other Transactions
The carrying values for payables for collateral under securities loaned and other transactions approximate fair value.
Derivative Financial Instruments
The fair value of derivative instruments are based upon quotations obtained from dealers or other reliable sources. See Note 3 for derivative fair value disclosures.
12. RELATED PARTY TRANSACTIONS
The Company entered into a Service Agreement, an Investment Management Agreement and a Principal Underwriters and Selling Agreement with its affiliated companies for the years 2005, 2004 and 2003. The affiliated companies are Metropolitan Life Insurance Company (“Metropolitan Life”), which provides management services, employees, policy administration functions and investment advice necessary to conduct the activities of the Company and MLIG and MetLife Investors Distribution Company, which provide distribution services to the Company. Expenses charged to the Company for these distribution services are limited to amounts that effectively equal pricing expense levels. This results in residual expenses reflected in the results of MLIG. Expenses and fees paid to affiliated companies in 2005, 2004 and 2003 for the Company, recorded in other expenses, were $138 million, $109 million and $95 million, respectively.
At December 31, 2005 and 2004, amounts due to/(from) affiliates of approximately ($18) million and $14 million, respectively, relate primarily to Metropolitan Life and MLIG.
Since the Company is a member of a controlled group of affiliate companies its results may not be indicative of those of a stand alone entity.
As of December 31, 2005 and 2004, respectively, the Company held $133 million and $130 million of its total invested assets in the MetLife Money Market Pool and the MetLife Intermediate Income Pool which are affiliated partnerships. These amounts are recorded as short-term investments on the balance sheets of the Company.
Effective January 1, 2005, the Company entered into a reinsurance agreement to assume an in force block of business from General American Life Insurance Company (“GALIC”), an affiliate. This

METLIFE INVESTORS USA INSURANCE COMPANY
(A Wholly-Owned Subsidiary of MetLife Investors Group, Inc.)

NOTES TO FINANCIAL STATEMENTS — (Continued)
agreement covered certain term and universal life policies issued by GALIC on and after January 1, 2000 through December 31, 2004. This agreement also covers certain term and universal life policies issued on or after January 1, 2005. Under this agreement, GALIC transferred $797 million of liabilities and $411 million in assets to the Company related to the policies in-force as of December 31, 2004. The Company also paid and deferred 100% of a ceding commission to GALIC of $386 million resulting in no gain or loss on the transfer of the in-force business as of January 1, 2005. For the policies issued on or after January 1, 2005, the Company assumed premiums and related fees of $192 million and assumed benefits and related costs of $143 million for the year ended December 31, 2005. Assumed liabilities, included in other policyholder funds, related to this reinsurance agreement as of December 31, 2005 were $932 million.
Effective January 1, 2005, and December 31, 2005, the Company entered into two reinsurance agreements with Exeter Reassurance Company, Ltd. (“Exeter”), an affiliate. Under these agreements, the Company retroceded 100% of the secondary guarantees on policies that the Company assumed from GALIC. For the year ended December 31, 2005, the pre-tax loss resulting from these treaties were less than $1 million.
Effective April 1, 2005, the Company entered into a reinsurance agreement with, Mitsui Sumitomo MetLife Insurance Co., Ltd. (“MSI”), an affiliate. Under this agreement, the Company assumed 100% of the guaranteed minimum death benefit (“GMDB”) and living benefit claims associated with variable annuity contracts. The Company retroceded 100% of the GMDBs to Exeter. For the year ended December 31, 2005, the pre-tax gain on this business was less than $1 million.
In the normal course of business, the Company transfers invested assets, primarily consisting of fixed maturity securities, to and from affiliates. The Company transferred assets with a cost or amortized cost and fair market value of $78 million and $79 million, and $324 million and $320 million for the years ended December 31, 2005 and 2004, respectively. The realized capital gains (losses) recognized on these transfers were $1 million and ($4) million for the years ended December 31, 2005 and 2004, respectively. The Company purchased assets from affiliates with a fair market value of $711 million for the year ended December 31, 2005. There were no assets purchased from affiliates for the year ended December 31, 2004.
13. SUBSEQUENT EVENTS
On September 30, 2006, the Company received a capital contribution from MetLife of $162 million in the form of assets related to the value of distribution agreements (“VODA”), net of deferred income taxes, for which the Company receives the benefit. The VODA is related to MetLife’s acquisition of The Travelers Insurance Company in July 2005.
On October 11, 2006, MetLife Insurance Company of Connecticut (“MICC”), an affiliate, and MLIG entered into a Transfer Agreement, pursuant to which MICC agreed to acquire all of the outstanding stock of the Company, from MLIG in exchange for 4,595,317 shares of MICC’s common stock, par value $2.50 per share. The transaction will have economic effect as if it occurred on October 1, 2006. The principle used in determining the consideration was to value each of MICC and the Company, and exchange shares based on those valuations. The transaction closed on October 11, 2006, resulting in 34,595,317 shares outstanding of MICC, of which MLIG holds 4,595,317 shares, with the remaining shares held by MetLife.